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                Independent Accountants' Consent
                --------------------------------

The Board of Directors
UNSL Financial Corp.

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 1994, with respect to the consolidated financial statements of UNSL FINANCIAL CORP. included in the Prospectus and Registration Statement (Form S-4) of Mercantile Bancorporation Inc. for the registration of 1,731,142 shares of its common stock.


                                Baird, Kurtz & Dobson


Springfield, Missouri
September 9, 1994

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